AGREEMENT FOR THE PURCHASE AND SALE OF STOCK

                                                               FEBRUARY 26, 1998



                  Thomas P. Raabe of 7641 Estate Circle, Niwot, Colorado 80503 ("Raabe") hereby agrees to sell 120,000 shares of common stock (the "Shares") of Quality Products, Inc. ("Quality") to Murray Koppelman, c/o Eastlake Securities, Inc., 575 Lexington Avenue, New York, New York 10022 ("Koppelman") on the following terms and conditions:
                  1. Raabe represents and warrants that he has conducted his own investigation and due diligence concerning Quality and the terms of the sale and is not relying upon any representation or warranty or other information, disclosed or undisclosed, from Koppelman or any other person with respect to Quality or this transaction, except as specifically set forth herein. Koppelman likewise represents and warrants that he is not relying upon any representation or warranty or other information, disclosed or undisclosed, from Raabe or any other person with respect to Quality or this transaction, except as specifically set forth herein.
                  2. Raabe shall send his Quality stock certificates by FedEx today to Quality's transfer agent, Chase Mellon Shareholder Services, 85 Challenger Road, Overpeck Center, Ridgefield Park, New Jersey 07660, (201)
296-4224, Attention: Ms. Phyllis Del Vecchio, together with separate stock powers with medallion signature guaranteed, instructing that 120,000 shares be issued to Koppelman.
                  3. Raabe represents and warrants that he is the sole and exclusive owner of the Shares, with the unqualified right to sell and transfer them to Koppelman, and that such Shares are not subject to any lien, claim, pledge or security interest.

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                  4. Koppelman shall pay $100,000 to Raabe for the Shares. On or before March 2, 1998, Koppelman shall deposit $100,000 in escrow with the law firm of Robinson Brog Leinwand Greene Genovese & Gluck P.C., which firm shall disburse the funds to Raabe within two (2) business days after receipt of notice of Koppelman's receipt of new certificates for the Shares.

Dated: February 26, 1998

                                           ------------------------------------
                                             Thomas P. Raabe, SS ID# ###-##-####


                                            ------------------------------------
                                            Murray Koppelman, SS ID# ###-##-####


                                            ROBINSON BROG LEINWAND GREENE
                                            GENOVESE & GLUCK P.C.,  solely with
                                            respect to its obligations under the
                                            second sentence of paragraph 4


                                            By:_________________________________
                                               Richard W. Cohen



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